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                                                                     EXHIBIT 4.4


              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      of

                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      of

                           NET VALUE HOLDINGS, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)



       Net Value Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

       RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of the Corporation's previously authorized Preferred Stock, par value $.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

       Series A Convertible Preferred Stock:

                      Article I.  Designation and Amount

       The designation of this series, which consists of 4,500,000 shares of Preferred Stock, is Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the stated value is $1.00 per share (the "Stated Value"). The number of shares of the Series A Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that no such amendment shall reduce the number of shares of the Series A Preferred Stock to a number less than the aggregate number of shares of the Series A Preferred Stock then issued and outstanding. Notwithstanding any other provision in this Certificate of Designation, the Corporation shall not be required to issue fractional shares of Series A Preferred Stock.

                               Article II.  Rank
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       All Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"), and (ii) unless the holders of Series A Preferred Stock shall otherwise consent pursuant to paragraph A of Article VII, prior to any other class or series of the Corporation's capital stock, as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                            Article III.  Dividends

       The Series A Preferred Stock will bear no dividends, and the holders of the Series A Preferred Stock will not be entitled to receive dividends on the Series A Preferred Stock.

                      Article IV.  Liquidation Preference

          1. If the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or make an assignment for the benefit of its creditors, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than any class or series of Preferred Stock that, in accordance with Article II, ranks senior to the Series A Preferred Stock) upon such liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined in Paragraph D of this Article IV) with respect to each share in accordance with the provisions of this
Article IV. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds legally available for distribution to the Series A Preferred Stock shall be distributed ratably among such shares.

          2. After payment in full of the Liquidation Preference of the Series A Preferred Stock, holders of Series A Preferred Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

          3. Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, nor the sale, exchange or transfer of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV unless such sale, exchange or transfer is in connection with a plan of liquidation, dissolution or winding up of the Corporation.

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          4.     For purposes hereof, the "Liquidation Preference" means, with respect to such shares of Series A Preferred Stock, an amount equal to the Stated Value.

   Article V.  Conversion Upon Achievement of Certain Performance Objectives

          1. The holder of each share of Series A Preferred Stock shall be entitled, subject to adjustment from time to time as provided in Paragraph B of this Article V, to receive a minimum of zero and a maximum of one fully paid and non-assessable share of Common Stock based on the achievement at any time of any
                                                                             ---
one of the following performance objectives (the "Performance Objectives") by
---
the Corporation or the subsidiary of the Corporation into which BrightStreet.com, Inc. is merged (the "Surviving Company"):

                 a.    Completion of an Equity Offering.  If, at any time, the
                       --------------------------------
Surviving Company completes any equity offering generating at least $15,000,000 in gross proceeds to the Surviving Company and:
                                           ---

                       i. The offering is completed at a price of at least $6.00 per share and results in the Surviving Company having a market capitalization of at least $75,000,000; then the Surviving Company shall automatically issue .25 shares of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

                       ii. The offering is completed at a price of at least $7.00 per share and results in the Surviving Company having a market capitalization of at least $100,000,000; then the Surviving Company shall automatically issue .50 shares of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

                       iii. The offering is completed at a price of at least $10.00 per share and results in the Surviving Company having a market capitalization of at least $200,000,000; then the Surviving Company shall automatically issue one share of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

       For the purposes of this subparagraph 1, "market capitalization" shall be calculated on the day the equity offering is consummated by multiplying the total number of issued and outstanding shares of the Surviving Company's Common Stock subsequent to the completion of the offering by the price per share at which the equity offering was consummated.

                 b.    Sale or Merger of the Surviving Company.  If, at any
                       ---------------------------------------
time, the Surviving Company is sold or merged with another entity and receives cash or stock consideration equal to:

                       i. At least $75,000,000 and equal to at least $6.00 per outstanding share; then the Surviving Company shall automatically issue .25 shares of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

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                       ii.   At least $100,000,000 and equal to at least $7.00
per outstanding share; then the Surviving Company shall automatically issue .50 shares of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

                       iii. At least $200,000,000 and equal to at least $10.00 per outstanding share; then the Surviving Company shall automatically issue one share of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

                 c.    Gross Revenues of the Surviving Company.
                       ----------------------------------------

                       i. If the Surviving Company's gross revenues during any calendar year exceed $20,000,000; then the Surviving Company shall automatically issue .25 shares of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

                       ii. If the Surviving Company's gross revenues during any calendar year exceed $40,000,000; then the Surviving Company shall automatically issue .50 shares of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

                       iii. If the Surviving Company's gross revenues during any calendar year exceed $60,000,000; then the Surviving Company shall automatically issue one share of Common Stock to the holder of each issued and outstanding share of Series A Preferred Stock.

       The Performance Objectives are cumulative and the Surviving Company's satisfaction of the Performance Objectives may only result in the Surviving Company issuing a maximum of one share of Common Stock to the holder of each share of the Series A Preferred Stock. In addition, the shares of Common Stock related to each tier of the Performance Objectives set forth in (a), (b) and (c) may only be granted once. For example, if the Surviving Company satisfies the Performance Objective set forth in subparagraph 1(a), then the holder of each issued and outstanding share of Series A Preferred Stock will automatically receive .25 shares of Common Stock. If the Surviving Company subsequently satisfies the Performance Objectives set forth in subparagraph 2(a) or subparagraph 3(a), then the holders of the Series A Preferred Stock will not receive any additional shares of Common Stock based on the satisfaction of these Performance Objectives. Once the Surviving Company satisfies a Performance Objective that results in each issued and outstanding share of Series A Preferred Stock receiving an aggregate total of one share of Common Stock, the Corporation will automatically cancel each share of Series A Preferred Stock and the subsequent satisfaction of additional Performance Objectives will not result in the issuance of any additional shares of Common Stock.

          2. In case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock that each share of Series A Preferred Stock is entitled to receive upon the Corporation's satisfaction of the Performance Objectives (the "Entitlement Shares") in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that after such time the number of Entitlement Shares shall equal the aggregate number of

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shares of Common Stock that each share of Series A Preferred Stock would have been entitled to receive had the Corporation satisfied the Performance Objectives immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination.

          3. No fractional shares of Common Stock or other securities, if any, or scrip representing fractional shares of Common Stock or other securities, if any, shall be issued upon the Corporation's satisfaction of the Performance Objectives. If the Entitlement Shares include a fraction of a share of Common Stock or other securities, such fractional shares shall be disregarded and the number of Entitlement Shares issued shall be the next higher number of such shares.

          4. At all times that any shares of Series A Preferred Stock are outstanding, the Corporation shall reserve a number of shares of authorized but unissued Common Stock sufficient to provide for the Entitlement Shares, subject to the provisions of paragraph E of Article V. If the Corporation shall issue any securities or make any change in its capital structure that would change the number of Entitlement Shares, then the Corporation shall at the same time also make proper provision so that thereafter there shall be a number of shares of Common Stock authorized and reserved equal to Entitlement Shares.

          5. In case of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its outstanding capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall in each such case make appropriate provision or cause appropriate provision to be made so that the holders of shares of Series A Preferred Stock then outstanding shall have the right thereafter to receive the kind and amount of other securities and property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the Entitlement Shares immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. To the extent that as a result of any such reclassification, consolidation, merger, sale, transfer or share exchange the Series A Preferred Stock becomes entitled to receive a new common stock of the Corporation or the common stock of any other corporation involved in a merger with the Corporation, the Corporation shall make appropriate provision or cause appropriate provision to be made so that the number of shares of such new common stock that each share of Series A Preferred Stock shall be entitled to receive upon the Corporation's satisfaction of the Performance Objectives shall be subject to further adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V. If in connection with any such reclassification, consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive alternative forms of consideration upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Preferred Stock upon the Corporation's satisfaction of the Performance Objectives the shares of capital stock or other securities or property receivable by a holder of Common Stock who failed to make an election with respect to the form of consideration receivable in such transaction. The Corporation shall not

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effect any such transaction without first complying with this paragraph E. The foregoing provisions of this paragraph E shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          6. Upon the occurrence of each adjustment or readjustment of the Entitlement Shares pursuant to this Article V, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to all holders of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the basis therefor. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, and (ii) the new number of Entitlement Shares.

           Article VI.  Conversion at the Option of the Corporation

          1. The Corporation shall have the option to convert all of the issued and outstanding shares of the Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at any time in accordance with this
Article VI. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock shall be (i) the quotient obtained by dividing (a) the Stated Value by (b) the then effective "Conversion Price", which initially shall be $1.00 and shall be subject to adjustment from time to time as provided in paragraph B of this Article VI, minus (ii) the number of shares of Common Stock as of the date of conversion that each share of Series A Preferred Stock has received due to the Corporation's satisfaction of the Performance Objectives in accordance with the provisions of Article V. The Corporation may exercise this option by delivering to the holders of Series A Preferred Stock a notice setting forth such election to convert the Series A Preferred Stock into Common Stock in accordance with paragraph A of this Article VI ("Corporation Optional Conversion Notice"). Not more than 10 business days after its receipt of a Corporation Optional Conversion Notice, each holder shall mail the certificates representing its Series A Preferred Stock to the Corporation. Immediately upon receipt of the certificates representing the Series A Preferred Stock, the Corporation shall cancel these certificates on its books and issue a certificate representing that number of shares of Common Stock into which the Series A Preferred Stock is convertible under this Article VI to each holder remitting a Series A Preferred Stock certificate. The Corporation shall not be required to pay any tax in respect of the issuance and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the registered holder of the shares of the Series A Preferred Stock being converted.

          2. In case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Common Stock that the holder would have owned or been entitled to receive had such shares of Series A Preferred Stock been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination.

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          3.     No fractional shares of Common Stock or other securities, if any, or scrip representing fractional shares of Common Stock or other securities, if any, shall be issued upon the conversion of any share or shares of Series A Preferred Stock. If the conversion of a share or shares of Series A Preferred Stock results in a fraction of Common Stock or other securities, such fractional shares shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of such shares.

          4. In case of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its outstanding capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall in each such case make appropriate provision or cause appropriate provision to be made so that the holders of shares of Series A Preferred Stock then outstanding shall have the right thereafter to convert each such share of Series A Preferred Stock into the kind and amount of other securities and property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which each such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. To the extent that as a result of any such reclassification, consolidation, merger, sale, transfer or share exchange the Series A Preferred Stock becomes convertible into a new common stock of the Corporation or the common stock of any other corporation involved in a merger with the Corporation, the Corporation shall make appropriate provision or cause appropriate provision to be made so that the Conversion Price with respect to such new common stock shall be subject to further adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article VI. If in connection with any such reclassification, consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive alternative forms of consideration upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Preferred Stock upon conversion thereof the shares of capital stock or other securities or property receivable by a holder of Common Stock who failed to make an election with respect to the form of consideration receivable in such transaction. The Corporation shall not effect any such transaction without first complying with this paragraph D. The foregoing provisions of this paragraph D shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                          Article VII.  Voting Rights

       In addition to any voting rights provided by the Delaware General Corporation Law, the holders of shares of Series A Preferred Stock shall have the following rights:

          1. The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Series A Preferred Stock, voting separately as a single class, shall be necessary to (i) authorize, adopt or approve an amendment to the Amended and Restated

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Certificate of Incorporation of the Corporation that would either (A) increase or decrease the aggregate number or par value of authorized shares of Series A Preferred Stock, or (B) alter or change the powers, preferences or special rights of any shares of capital stock so as to affect the shares of Series A Preferred Stock adversely or (ii) issue any shares of capital stock of the Corporation that are senior to the Series A Preferred Stock.

          2. (i) The rights of holders of shares of Series A Preferred Stock to take any actions as provided in paragraph A of this Article VII may be exercised at any annual meeting of stockholders or any special meeting of stockholders or holders of Series A Preferred Stock held for such purposes as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series A Preferred Stock required to take such action.

          So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request addressed to the Secretary of the Corporation at the principal office of the Corporation of holders of record of twenty percent 20% of the voting power represented by the outstanding shares of Series A Preferred Stock, shall call a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of stockholders.

                 (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the voting power represented by the total number of shares of Series A Preferred Stock voting separately as a single class then outstanding and entitled to vote on the matter shall constitute a quorum. At any such meeting or at any adjournment thereof:

                 (A) the absence of a quorum of the holders of Series A Preferred Stock shall not prevent the election of directors, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the taking of any action pursuant to this Article VII; and

                 (B) in the absence of a quorum of the holders of Series A Preferred Stock, the holders of a majority of the voting power represented by such stock present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of Series A Preferred Stock from time to time and without notice other than announcement at the meeting until a quorum shall be present.

          C. Unless as otherwise required by law, the holders of shares of Series A Preferred Stock shall have no voting rights except as set forth in this
Article VII.

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       IN WITNESS WHEREOF, this Certificate of Designations, Preferences and
Rights is executed on behalf of the Corporation by its President as of the 8th day of January, 1999.


                                          NET VALUE HOLDINGS, INC.


                                      BY: /s/ Andrew P. Panzo
                                          --------------------------------
                                          Andrew P. Panzo
                                          President

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